UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 13, 2020

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Carrollton, Texas 75007	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2020, the Company appointed Jarrod M. Watson as Chief Financial Officer.  Prior to joining ADDvantage Technologies, Mr. Watson served as Chief Financial Officer of Southland Holdings, a large privately held heavy civil construction company. In that role, he led all departments of finance, accounting, treasury and human resources. During his time there, he led several large transformation initiatives designed to position the company for growth. Prior to that, he served as Head of Business Analytics & Forecasting for Pizza Hut US, a Yum! Brands subsidiary, the largest restaurant company in the world. In that role he led all areas of financial analysis and forecasting. Mr. Watson has also held financial leadership roles with increasing levels of responsibility for several companies prior to that. One notable example includes ADC Telecommunications (currently operating as part of Commscope [NASDAQ: COMM]), a publicly traded telecommunications equipment manufacturer.

Item 8.01.  Other Events.

On July 16, 2020, the Company issued a press release announcing the appointment of Jarrod Watson as Chief FInancial Officer.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

The following exhibit is furnished herewith:

99.1    Press Release, dated July 16, 2020, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: July 16, 2020

By: /s/ Scott Francis
Scott Francis
Chief Accounting Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated July 16, 2020 issued by the Company.